Exhibit 99.1

Global Telecom & Technology Reports First Quarter 2011 Results

Strong Sales Quarter Drives Robust Backlog

Earnings Per Share Triples

MCLEAN, Va.--(BUSINESS WIRE)--May 11, 2011--Global Telecom & Technology, Inc. (“GTT”), (OTCBB: GTLT), a global telecommunications carrier and leading network integrator serving the data communications needs of large enterprise, government and carrier clients, announced today financial results for the three months ended March 31, 2011. Financial highlights and historical comparisons include (in millions, except per share data):

	Q1 2011	Q1 2010
Revenue	$20.4	$20.6
Gross Margin	29.5%	27.5%
Adjusted EBITDA	$1.7	$1.6
Net Income	$0.5	$0.2
Earnings per Share (Basic and Diluted)	$0.03	$0.01

* See “Annex A: Non-GAAP Financial Information—Adjusted EBITDA” for more information regarding the computation of Adjusted EBITDA.

“GTT completed one of its strongest sales quarters on record to start 2011,” said Richard D. Calder Jr., President and Chief Executive Officer. “We exited the first quarter with a very robust backlog of newly contracted services which we are aggressively working to implement. One of our largest wins plays firmly to GTT’s strengths, which is a large and complex network for a government end-user with locations in several emerging markets. While the significant installation interval on this particular project impacts revenue over the short-term, we are pleased by the long term revenue and profit trajectory a project such as this drives.”

“We continued to drive bottom-line performance during the first quarter as we advanced each of our key profitability metrics year-over-year, including tripling our earnings per share to $0.03,” stated Eric Swank, Chief Financial Officer. “As a result of the operating cash flow our business produces, we reduced our line of credit balance by $0.8 million and paid down our term loan by $0.5 million. This de-leveraging translates into accretion for our equity stakeholders and a stronger balance sheet as we drive our acquisition strategy.”

Conference Call Information

GTT will hold a conference call on Thursday, May 12, 2011 at 10:00 a.m. Eastern Time (7:00 a.m. PT) to discuss its results for the three months ended March 31, 2011. To participate in the live conference call, interested parties may dial 1.888.510.1762 or +1.719.457.2625 and enter passcode 1632305. A simultaneous live webcast of the call will be available over the Internet at www.gt-t.net, under the Investor Relations section of the site. A replay of the call will be available for one month. Interested parties can access the call replay by dialing 1.888.203.1112 or +1.719.457.0820 and using the passcode 1632305. In addition, a replay of the webcast will be available on GTT’s website at www.gt-t.net.

About GTT

GTT is a global telecommunications carrier and leading network integrator serving the data communications needs of large enterprise, government and carrier clients in over 80 countries. We combine our own network assets with the networks of over 800 suppliers worldwide to deliver cost-effective, scalable solutions supporting each client’s unique requirements. Through our proprietary Client Management Database (CMD), GTT provides streamlined service design and quotation, rapid service implementation, and global 24x7 monitoring and support. GTT is headquartered in the Washington, DC metro region with offices in London, Dusseldorf, and Denver. For more information visit the GTT website at www.gt-t.net.

Forward-Looking Statements

This release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which reflect the current views of Global Telecom & Technology, Inc., with respect to current events and financial performance. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “could,” “should,” and “continue” or similar words. These forward-looking statements may also use different phrases. From time to time, Global Telecom & Technology, Inc., which we refer to as “we,” “us” or “our” and in some cases, “GTT” or the “Company,” also provides forward-looking statements in other materials GTT releases to the public or files with the United States Securities & Exchange Commission (“SEC”), as well as oral forward-looking statements. You should consult any further disclosures on related subjects in our quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC. Such forward-looking statements are and will be subject to many risks, uncertainties and factors relating to our operations and the business environment that may cause our actual results to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause GTT’s actual results to differ materially from these forward-looking statements include, but are not limited to, the following: our ability to obtain capital; our ability to develop and market new products and services that meet customer demands and generate acceptable margins; our reliance on several large customers; our ability to negotiate and enter into acceptable contract terms with our suppliers; our ability to attract and retain qualified management and other personnel; competition in the industry in which we do business; failure of the third-party communications networks on which we depend; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which we are engaged; our ability to maintain our databases, management systems and other intellectual property; our ability to maintain adequate liquidity and produce sufficient cash flow to fund our capital expenditures and debt service; technological developments and changes in the industry; our ability to complete acquisitions or divestitures and to integrate any business or operation acquired; our ability to overcome significant operating losses; and general economic conditions. Additional information concerning these and other important factors can be found under the heading "Risk Factors" in GTT's annual and quarterly reports filed with the Securities and Exchange Commission including, but not limited to, its Annual Report on Form 10-K. Statements in this release should be evaluated in light of these important factors.

Global Telecom & Technology, Inc.
Consolidated Statements of Operations
(Amounts in thousands, except for share and per share data)

	Three Months Ended
	March 31, 2011	March 31, 2010

Revenue:
Telecommunications services sold	$20,402	$20,600

Operating expenses:
Cost of telecommunications services provided	14,383	14,930
Selling, general and administrative expense	4,472	4,276
Depreciation and amortization	676	738

Total operating expenses	19,531	19,944

Operating income	871	656

Other income (expense):
Interest expense, net	(316)	(355)
Other expense, net	(58)	(123)
Total other income (expense)	(374)	(478)

Income before income taxes	497	178

Provision for income taxes	34	21

Net income	$463	$157

Earnings per share:
Basic	$0.03	$0.01
Diluted	$0.03	$0.01

Weighted average shares:
Basic	18,239,307	16,427,275
Diluted	18,463,174	16,682,204

Global Telecom & Technology, Inc.
Consolidated Balance Sheets
(Amounts in thousands, except for share and per share data)

	March 31, 2011	December 31, 2010
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$ 5,620	$ 6,562
Accounts receivable, net of allowances of $4,887 and $4,123, respectively	4,960	5,787
Deferred contract costs	1,403	536
Prepaid expenses and other current assets	1,072	1,105
Total current assets	13,055	13,990
Property and equipment, net	1,594	1,674
Intangible assets, net	5,265	5,732
Other assets	3,553	3,519
Goodwill	29,046	29,046
Total assets	$ 52,513	$ 53,961

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 9,988	$ 9,279
Accrued expenses and other current liabilities	5,222	6,831
Short-term debt	2,150	2,245
Deferred revenue	5,689	5,898
Total current liabilities	23,049	24,253
Long-term debt	10,902	12,020
Deferred revenue and other long-term liabilities	631	605
Total liabilities	34,582	36,878

Commitments and contingencies

Stockholders' equity:

Common stock, par value $.0001 per share, 80,000,000 shares authorized, 18,687,491 and 17,880,254 shares issued and outstanding as of March 31, 2011 and December 31, 2010, respectively	2	2
Additional paid-in capital	61,905	61,497
Accumulated deficit	(43,666)	(44,129)
Accumulated other comprehensive loss	(310)	(287)
Total stockholders' equity	17,931	17,083
Total liabilities and stockholders' equity	$ 52,513	$ 53,961

ANNEX A: Non-GAAP Financial Information

Adjusted EBITDA

Adjusted EBITDA represents operating income before depreciation and amortization on a non-GAAP (accounting principles generally accepted in the United States of America) combined basis for the periods presented, and adjusted to exclude certain one-time expenses including costs associated with employee terminations and other non-recurring items and non-cash compensation. GTT presents Adjusted EBITDA as a supplemental measure of GTT’s performance. GTT also presents Adjusted EBITDA because GTT believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in its industry and in measuring the ability of issuers to meet debt service obligations.

In evaluating Adjusted EBITDA, you should be aware that in the future GTT may incur expenses similar to the adjustments in this presentation. GTT’s presentation of Adjusted EBITDA should not be construed as an inference that GTT’s future results will be unaffected by unusual or non-recurring items. Adjusted EBITDA is not a measurement of GTT’s financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP.

The following is a reconciliation of Adjusted EBITDA to operating income (amounts in thousands):

	Three Months Ended
	March 31,
	2011	2010
Operating income	$871	$656
Depreciation and amortization	676	738
Non-cash compensation	161	211
Adjusted EBITDA	$1,708	$1,605

CONTACT:
Global Telecom & Technology, Inc.
For GTT Media inquiries:
Michelle Reilly, 1-703-442-5582
michelle.reilly@gt-t.net
or
For GTT Investor relations inquiries:
Eric Swank, Chief Financial Officer, 1-703-442-5529
eric.swank@gt-t.net